Exhibit 10.15

Contract No: _____________

Bank of Communications

Working Capital Loan Contract

Lender: Bank of Communications

Responsible person:

Address:	___________
Tel:	___________
Fax:	___________
Email:	___________

Borrower: Northann (Changzhou) Construction Products Co., Ltd.

Legal representative: Li Lin

Address:	___________
Tel:	___________
Fax:	___________
Email:	___________

The Borrower and the Lender, after equal negotiation, agree on the issuance of working capital loan by the Lender to the Borrower and hereby enter into this contract to specify the rights and obligations of the parties.

Article 1 Definition

The purpose of the loan under this contract is to purchase goods, business supplies and other necessities for business operation.

Article 2 Borrowing Amount and Term

2.1 The loan under this contract is subject to the maximum of RMB 4,325,069. The loan amount is categorized as revolving credit (revolving credit means the Lender allows for the loan amount to be withdrawn, repaid, and redrawn again in any manner and any number of times, until the arrangement expires).

2.2 The term of borrowing under this contract is from January 26, 2022 to January 26, 2025.

2.3 For each withdrawal, the withdrawal date shall be the date on which the borrowing amount is actually transferred to the Borrower’s account. The date of repayment shall be stated on the invoice. (For installments, date of repayment shall be agreed by both parties in writing). The date of repayment of any withdrawal shall not be later than the term of the loan under section 2.1.

Article 3 Interest Rate and Interest

3.1 Method of determining interest rate for RMB borrowing:

The interest rate on RMB borrowings is determined as follows:

The interest rate for each withdrawal amounts determined by the loan prime rate (LPR) for 1-year loans published by the National Interbank Offered Rate Center as of the business day immediately prior to the date of this agreement, and plus floating rate, if agreed by the parties, is plus/minus basis points determined by the parties (one basis point is 0.01%, same below).

The interest rate shall be adjusted in the following shall be adjusted during the team of this loan according a day prior to the base loan prime rate date.

3.3 The Interest shall be accrued on a daily basis and shall be settled on a amount due date.

3.4 The penalty interest rate for late repayment shall be determined by adding 50% to the original interest rate. The penalty interest rate for misappropriation of borrowing shall be determined by adding extra l00% to the original interest rate.

Article 4 Withdrawal

4.1 The Borrower designates the following account for loan amount delivery, which is not an account in the Lender’s bank established for the purpose of loan amount delivery:

Account Name: Northann (Changzhou) Construction Products Co., Ltd.

Account Number:

Bank Name: Bank of Communications

4.2 The Borrower’s each withdrawal should be within twelve months, a lump sum due date should be prior to January 26, 2025.

4.3 The limit of the loan amount that the Borrower may transfer freely to non-designated third parties is RMB 3,460,000 under the condition that the Borrower notifies the total transfer amount within 15 days to the Lender after the transfer.

Article 5 Loan amount and interest rate due to risk adjustment

Loan amount and interest rate due to risk adjustment should be negotiated by the parties

Article 6 Repayment of the loan amount

The Borrower shall repay the loan under this contract in the following manner: the loan is due in a lump sum on loan maturity date; the Borrower should not repay the loan amount due prior to such date without an approval of the Lender.

The Lender may ask for repayment including interest on the principal debt, the penalty, the compensation for the injury, and other accessory charges prior to the maturity date under the contract.

Article 6 Warranty

The Borrower warrants that its established legally and has legal capacity to carry on the obligations and performance under the contract.

Article 7 Dispute Resolution

Disputes under this contract shall be resolved as settlement by litigation in the court of the lender’s location.

Lender	Borrower
Changzhou Wujin Branch of Industrial and Commercial Bank of China Ltd.	Northann (Changzhou) Construction Products Co., Ltd.
/seal/ Changzhou Wujin Branch of Industrial and Commercial Bank of China Ltd.	/seal/ Northann (Changzhou) Construction Products Co., Ltd.
Date: January 26, 2022	Date: January 26, 2022